Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Investor Contact:

Media Contact:

Laura C. Baldwin

Patricia G. Ball

Vice President of Finance and Investor Relations

Vice President of Marketing & PA

(214) 473-3969

(214) 473-3752

laura.baldwin@triadhospitals.com

pat.ball@triadhospitals.com

Triad Provides Updates on Merger with Community Health Systems, Inc.

PLANO, TX (April 25, 2007) – Triad Hospitals, Inc. (the “Company”) (NYSE: TRI) today provided updates related to its pending merger with a wholly-owned subsidiary of Community Health Systems, Inc. (“CHS”) (NYSE: CYH). The Company announced that the applicable 30-day waiting period under the Hart-Scott-Rodino Act expired on April 23, 2007, and that the Securities and Exchange Commission has advised the Company that it does not intend to comment on the Company’s preliminary proxy statement filed on March 30, 2007, in connection with the proposed merger.

The Company also announced that it has set a date of Tuesday, June 12, 2007, for the special meeting of stockholders to consider the proposal to adopt the merger agreement previously announced on March 19, 2007. The record date for determining the stockholders eligible to vote at the special meeting has been set for Thursday, May 3, 2007. CHS and the Company currently expect to close the proposed merger early in the third quarter of 2007, subject to stockholder approval and other regulatory approvals.

The Company does not plan to issue a press release announcing its first quarter results; these results will be available in the Company’s Form 10-Q, which will be filed no later than May 10, 2007.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 54 hospitals (including one under construction) and 13 ambulatory surgery centers in 17 states and Ireland with approximately 9,855 licensed beds. In addition, through its QHR subsidiary, the Company provides management and consulting services to independent general acute care hospitals located throughout the United States.

Important Information

In connection with the proposed merger, Triad has filed a preliminary proxy statement and plans to file with the Securities and Exchange Commission a definitive proxy statement. The proxy statement that Triad plans to file with the Securities and Exchange Commission and mail to stockholders will contain information about Triad, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Triad by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Triad, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from Triad at www.triadhospitals.com or by directing such request to Triad Hospitals, Inc., 5800 Tennyson Parkway, Plano, Texas 75024, Attention: Investor Relations.

Triad and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Triad’s participants in the solicitation is set forth in Triad’s proxy statement and Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.